CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-268947 on Form S-6 of our report dated February 3, 2023, relating to the financial statement of FT 10560, comprising Deep Value Dividend Opportunity Portfolio, Series 24, one of the series constituting the FT Series, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 3, 2023